Exhibit 99.1

Jupiter Neurosciences, Inc. Announces Pricing of $11 million Initial Public Offering and Listing on Nasdaq

Jupiter, Florida, Dec. 2, 2024 (GLOBE NEWSWIRE) — Jupiter Neurosciences, Inc. (Nasdaq: JUNS) (the “Company” or “Jupiter Neurosciences”), a clinical stage pharmaceutical company advancing a pipeline targeting neuroinflammation with its unique resveratrol platform product, JOTROL™, today announced the pricing of its initial public offering (the “Offering”) of 2,750,000 shares of common stock at a price of $4.00 per share.

The shares are expected to begin trading on the Nasdaq Capital Market on December 3, 2024 under the symbol “JUNS.” The Offering is expected to close on December 4, 2024, subject to the satisfaction of customary closing conditions.

The Company expects to receive aggregate gross proceeds of $11 million from the Offering, before deducting underwriting discounts and other related expenses.

The Company intends to use the net proceeds from the Offering to fund the Phase II clinical trial of its product candidate JOTROL™ in patients with Parkinson’s Disease, Strategic Service Agreements to accelerate business activities in South-East Asia, research and development activities regarding evaluation of new product opportunities, payment of the outstanding annual license fees due to Aquanova AG, the repayment of debt, working capital and other general corporate purposes.

The Offering is conducted on a firm commitment basis. Dominari Securities LLC is acting as the lead underwriter, with Revere Securities LLC acting as the co-manager (collectively, the “Underwriters”) for the Offering.

Anthony, Linder & Cacomanolis, PLLC is acting as legal counsel to Jupiter Neurosciences and ArentFox Schiff LLP is acting as legal counsel to the Underwriters in connection with the Offering.

The Company’s Registration Statement on Form S-1 (File No. 333- 260183) relating to the securities being offered was previously filed with, and subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 8, 2024. The Offering is being made only by means of a prospectus. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus relating to the Offering may be obtained, when available, from Dominari Securities LLC by email at info@dominarisecurities.com, by standard mail to Dominari Securities LLC, 725 Fifth Avenue, 23rd Floor New York, NY 10022, or by telephone at (212) 393-4500; or from Revere Securities LLC by email at contact@reveresecurities.com, by standard mail to Revere Securities LLC, 560 Lexington Avenue, 16th Floor, New York, NY 10022, or by telephone at +1 (212) 688-2350.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more information about the Company and the Offering. This press release has been prepared for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, and no sale of these securities may be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Jupiter Neurosciences, Inc.

Jupiter Neurosciences, Inc. is a clinical-stage pharmaceutical company focused on treating neuroinflammation, with a current focus on CNS disorders and rare diseases. The Company’s platform product, JOTROL™, is an enhanced orally administered resveratrol formulation designed and intended to deliver therapeutically relevant, safe levels of resveratrol. The Company’s pipeline is focused broadly on CNS disorder and includes indications such as Alzheimer’s Disease, Parkinson’s Disease, Mucopolysaccharidoses Type 1, Friedreich’s Ataxia, and MELAS. More information may be found on the Company’s website www.jupiterneurosciences.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations, including the timing of the trading of its common stock or the closing of the Offering. Investors can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct. The Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to read the risk factors contained in the Company’s final prospectus and other reports it files with the SEC before making any investment decisions regarding the Company’s securities. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law.

Contacts

Investor Relations

Alison Silva, President & CBO

a.silva@jupiterneurosciences.com